UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street
Chicago, Illinois 60602
(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Explanatory Note

John Bean Technologies Corporation (the “Company”) hereby amends its Current Report on Form 8-K filed on May 9, 2011 in this Current Report on Form 8-K/A to disclose the Company’s Board of Directors (the “Board”) determination with respect to the frequency of future shareholder non-binding advisory votes on the compensation of the Company’s named executive officers.  No other changes have been made to the Current Report on Form 8-K filed on May 9, 2011.

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company’s Board has considered the stockholder vote regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers and, at a meeting of the Board on August 11, 2011, adopted the stockholders’ recommendation of an annual advisory vote on the compensation of the Company’s named executive officers until the next stockholder advisory vote on this matter, which will occur no later than the Company’s Annual Meeting of Stockholders in 2017, or until the Board otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: August 12, 2011	By:	/s/ Ronald D. Mambu
	Name	Ronald D. Mambu
	Title	Vice President and Chief Financial Officer

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